Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dear Sirs,

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of QIWI plc of our report dated March 15, 2016, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of QIWI plc included in its Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Ernst & Young LLC
Moscow, Russia
July 8, 2016